EIGHTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This eighth amendment (the “Amendment”) to the ETF Distribution Agreement dated June 7, 2017 (the “Agreement”), is entered into on December 15, 2020 by and between Listed Funds Trust (f/k/a Active Weighting Funds ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of December 15, 2020 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of fourteen Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto reflecting the addition of: Cabot Growth ETF; Morgan Creek Exos SPAC Strategy ETF; Swan Hedged Equity US Large Cap ETF; Roundhill Streaming Services & Technology ETF; Roundhill Pro Sports Teams ETF; TrueShares Low Volatility Equity Income ETF; TrueShares NASDAQ 100 Structured Outcome January ETF; TrueShares NASDAQ 100 Structured Outcome April ETF; TrueShares NASDAQ 100 Structured Outcome July ETF; TrueShares NASDAQ 100 Structured Outcome October ETF; TrueShares Russell 2000 Structured Outcome January ETF; TrueShares Russell 2000 Structured Outcome April ETF; TrueShares Russell 2000 Structured Outcome July ETF; and TrueShares Russell 2000 Structured Outcome October ETF.
3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

*signature page follows*

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Gregory Bakken	By:	/s/ Mark Fairbanks
Name:	Gregory Bakken	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

ETF DISTRIBUTION AGREEMENT
EXHIBIT A
Effective as of December 15, 2020

FUNDS

Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF
TrueShares ESG Active Opportunities ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF
Horizon Kinetics Inflation Beneficiaries ETF
Changebridge Capital Long Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF
Cabot Growth ETF
Morgan Creek Exos SPAC Strategy ETF
Swan Hedged Equity US Large Cap ETF
Roundhill Streaming Services & Technology ETF
Roundhill Pro Sports Teams ETF
TrueShares Low Volatility Equity Income ETF
TrueShares NASDAQ 100 Structured Outcome January ETF
TrueShares NASDAQ 100 Structured Outcome April ETF
TrueShares NASDAQ 100 Structured Outcome July ETF
TrueShares NASDAQ 100 Structured Outcome October ETF
TrueShares Russell 2000 Structured Outcome January ETF
TrueShares Russell 2000 Structured Outcome April ETF

TrueShares Russell 2000 Structured Outcome July ETF
TrueShares Russell 2000 Structured Outcome October ETF